Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-XXX) of our report dated March 31, 2022, with respect to the consolidated financial statements of Vivos Therapeutics, Inc. and Subsidiaries as of and for the fiscal years ended December 31, 2021 and 2020 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

January 27, 2023